Exhibit 10.36


                          (DAIMLERCHRYSLER Letterhead)



July 16, 2004

Mr. Gary Paxton
Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, OK  74153

Dear Gary:

This letter is to confirm our agreement to extend the current Vehicle Supply Agreement (dated October 31, 2002) through the 2009 Model Year.

Per the terms of the Vehicle Supply Agreement ("VSA"), section 5.1, it can be extended only by mutual agreement. With your concurrence, we will amend the termination date of the Vehicle Supply Agreement. The amended Agreement will terminate at the conclusion of the 2009 Model Year or unless earlier terminated by any other conditions. The original terms and conditions of the VSA remain in effect.

DCX Vehicles purchases by the Dollar Thrifty Automotive Group in excess of the volume made available per sections 2.1 and 2.2 of the VSA will qualify for payment under section 4.3 of the VSA. This provision will terminate concurrently with the Vehicle Supply Agreement.

Sincerely,

/s/  Ray Fisher
------------------------------------------
     Raymond M. Fisher
     Vice President, Fleet and Remarketing
     DaimlerChrysler Motors Company LLC


Concur:  /s/  Gary Paxton
         ------------------------------------------------
         Gary Paxton, President & Chief Executive Officer
         DTG Operations

Cc:      D.L. Campau
         W.J. Havey
         K.E. Helfrich
         A.Y. Michaud